UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 22, 2008

Exact Name of Registrant as Specified
	in Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number
1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431

1-4473	Arizona Public Service Company (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0011170
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
     This combined Form 8-K is separately filed by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of Director
     On January 23, 2008, Sue Clark-Johnson was appointed as a Pinnacle West Capital Corporation (“Pinnacle West” or the “Company”) and Arizona Public Service Company (“APS”) director, effective February 1, 2008. Ms. Clark-Johnson currently serves as the President of the Newspaper Division of Gannett Co., Inc., a position from which she will be retiring in May 2008. Under the Pinnacle West Capital Corporation 2007 Long-Term Incentive Plan (the “2007 Plan”), the Human Resources Committee of Pinnacle West’s Board of Directors approved a grant of 1,100 shares of Pinnacle West common stock to Ms. Clark-Johnson, effective February 1, 2008, consistent with Pinnacle West’s annual common stock grants to its outside directors. Ms. Clark-Johnson will serve on the Human Resources Committee, Finance, Nuclear and Operating Committee and Corporate Governance Committee of Pinnacle West’s Board of Directors.
Director Not Standing for Re-election
     On January 23, 2008, Jack E. Davis announced that he will not stand for re-election as a director of Pinnacle West and APS at the Annual Meeting of Shareholders to be held on May 21, 2008. As previously reported, Mr. Davis is retiring from his position as President and Chief Operating Officer of Pinnacle West and Chief Executive Officer (“CEO”) of APS effective March 1, 2008.
2008 Incentive Plans
     On January 23, 2008, Pinnacle West’s Board of Directors, acting on the recommendation of the Board’s Human Resources Committee (the “Committee”), approved the 2008 Pinnacle West Employee Variable Incentive Plan and the 2008 APS Employee Variable Incentive Plan (collectively, the “2008 Plans”). The 2008 Plans provide incentive award opportunities for Pinnacle West and APS employees, including the following “named executive officers” from the Company’s proxy statement relating to its May 23, 2007 Annual Meeting: William J. Post, the Company’s Chairman and CEO; and Donald E. Brandt, Pinnacle West’s Executive Vice President and Chief Financial Officer and APS’ President and Chief Financial Officer (the other named executive officers from that proxy statement have either retired or will be retiring this year and will not be participating in the 2008 Plans). As required by the Committee’s Charter, the Committee, rather than the Board, approved Mr. Post’s award opportunity.
     The award opportunity for Mr. Post is based on Pinnacle West’s 2008 earnings and the award opportunity for Mr. Brandt is based on APS’ 2008 earnings, excluding, in each case, impacts from Arizona Corporation Commission rate decisions. The Committee will evaluate impacts from prior period-related adjustments on actual earnings. Once the earnings threshold is met, the achievement of the level of earnings generally determines what award, if any, the participant receives. However, the amount of the award, if any, is in the sole discretion of the

Committee. Accordingly, the Committee may consider factors other than earnings, such as shareholder value creation, customer service, financial strength, operating performance, and safety. Subject to the foregoing, Mr. Post and Mr. Brandt each have an award opportunity of up to 150% of his base salary.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Registrant(s)	Description
10.1	Pinnacle West APS	Form of Restricted Stock Unit Agreement under the Pinnacle West Capital Corporation 2007 Long-Term Incentive Plan
10.2	Pinnacle West APS	Form of Performance Share Agreement under the Pinnacle West Capital Corporation 2007 Long-Term Incentive Plan
10.3	Pinnacle West APS	Form of Restricted Stock Agreement under the Pinnacle West Capital Corporation 2007 Long Term Incentive Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)
Dated: January 28, 2008	By:	/s/ Donald E. Brandt
Donald E. Brandt Executive Vice President and
Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY (Registrant)
Dated: January 28, 2008	By:	/s/ Donald E. Brandt
Donald E. Brandt President and Chief Financial Officer